UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 1, 2005

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (651) 483-7111

N/A
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry Into a Material Definitive Agreement.

        Effective January 1, 2005, Deluxe Corporation modified the compensatory arrangements maintained with its non-employee directors. Under the terms of these arrangements, all non-employee directors receive an annual Board retainer of $50,000, the lead independent director receives an incremental annual retainer of $20,000, the chair of the audit committee receives an annual retainer of $15,000, and the chairs of the other standing committees receive $5,000 annual retainers. All non-employee committee members also receive committee meeting fees as follows: $2,000 for each audit committee meeting attended ($1,000 for telephonic attendance); and $1,500 per meeting ($750 for telephonic attendance) for other committees. The Company also maintains shareholder-approved plans requiring non-employee directors to take at least 50% of their compensation in the form of stock and/or deferred stock units, and pursuant to which directors are eligible to receive stock options and other equity-based awards, subject to the restrictions and limitations contained in those plans. A description of the compensatory arrangements maintained with non-employee directors is filed as Exhibit 10.1 to this report and is hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits

10.1	Description of Non-Employee Director Compensation Arrangements, effective as of January 1, 2005.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   January 3, 2005

DELUXE CORPORATION
/s/ Anthony C. Scarfone

Anthony C. Scarfone Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibits		Page No.
10.1	Description of Non-Employee Director Compensation Arrangements, effective as of January 1, 2005